Exhibit 10.3

APREA THERAPEUTICS, INC.
2019 STOCK INCENTIVE PLAN

Stock Option Agreement

Aprea Therapeutics, Inc., a Delaware corporation (the ”Company”), hereby grants to the individual (“Holder”) named in the award notice attached hereto (the ”Award Notice”)  as of the date set forth in the Award Notice, pursuant to the provisions of the Aprea Therapeutics, Inc. 2019 Stock Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the ”Exercise Price”) (the ”Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.                                      Option Subject to Acceptance of Agreement. The Option shall be null and void unless Holder shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2.                                      Time and Manner of Exercise of Option.

2.1.                            Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the ”Expiration Date”).

2.2.                            Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the ”Vesting Schedule”) if, and only if, Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the Original Option Date through and including the applicable vesting date. The Option shall also be subject to the following terms and conditions:

(a)                                 Voluntary Resignation by Holder, Termination by Company Other Than  for Cause or Termination Due to Retirement, Death or Disability. If Holder’s employment with the Company terminates due to (i) Holder’s voluntary resignation, (ii) termination by the Company other than for Cause, (iii) Holder’s retirement pursuant to the terms of Holder’s employment agreement with the Company or applicable regulatory requirements, (iv) death or (v) termination by the Company due to physical disability, the Option, to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Holder (or, in the event of Holder’s death, Holder’s estate) until and including the earlier to occur of (i) the date which is six (6) months after the date of such termination of employment and (ii) the Expiration Date. Except to the extent the Option is vested and exercisable as of Holder’s termination of employment under this Section 2.2(a), the unvested portion of the Option shall terminate immediately upon such termination of employment.

(b)                                 Termination by Company for Cause. If Holder’s employment with the Company is terminated by the Company for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination of employment.

(c)                                  Change in Control. In the event Holder’s employment is terminated by the Company without Cause or by Holder due to Good Reason, in each case, within one-year following a Change in Control, the Option, to the extent it is then outstanding, shall become fully vested and may thereafter be exercised by Holder until and including the earlier to occur of (i) the date which is one-year after the date of such termination of employment and (ii) the Expiration Date.

(d)                                 Definitions.

(i)                                     Cause. For purposes of this Agreement, ”Cause” shall mean, in the sole discretion of the Board: (1) conduct by Holder in connection with Holder’s service to the Company or any affiliate that is fraudulent, unlawful or grossly negligent; (2) Holder’s material breach of Holder’s material responsibilities to the Company or any affiliate or Holder’s willful failure to comply with reasonable and lawful directives of the Board; (3) Holder’s material breach of Holder’s material representations, warranties, covenants and/or obligations under Holder’s employment agreement; (4) material misconduct by Holder that seriously discredits or damages the Company or any affiliate; or (5) nonperformance or unsatisfactory performance of Holder’s material duties or responsibilities to the Company or any affiliate. In the case of each of (2), (3), (4) and (5) as determined in good faith by the Board after written notice to Holder providing reasonable details of the alleged breach and not less than a 30 day period to cure the alleged breach.

(ii)                                  Good Reason. For purposes of this Agreement, ”Good Reason” shall mean that Holder has complied with the ”Good Reason Process” (hereinafter defined) following the occurrence of any of the following actions undertaken by the Company without Holder’s express prior written consent: (1)   a material diminution in Holder’s position, responsibilities, authority or function; (2) a material reduction in Holder’s base salary and/or annual target bonus opportunity; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in Holder’s base salary and/or annual target bonus opportunity that is pursuant to a reduction program affecting substantially all of the senior level employees of the Company and that does not adversely affect Holder to a greater extent than other similarly situated senior level employees; or (3) a change of more than 50 miles in the geographic location at which Holder must regularly report to work and perform services, except for required travel on business of the Company; provided, however, that ”Good Reason” shall not include, following a Change of Control, a reduction in title, position, responsibilities or duties solely by virtue of the Company being acquired and made part of, or operating as a subsidiary or division of a larger company or organization, as long as Holder’s new duties and responsibilities are reasonably commensurate with Holder’s experience. For purposes of the ”Good Reason” definition, ”Good Reason Process” shall mean that: (v) Holder has reasonably determined in good faith that a ”Good Reason” has occurred; (w) Holder has notified the Board in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition; (x) Holder has cooperated in good faith with the efforts of the Company, for a period not less than 30 days following such notice (the ”Cure Period”), to remedy the condition; (y) notwithstanding such efforts, the Good Reason condition continues to exist; and (z) Holder terminates employment within 60 days after the end of the Cure Period. If the Good Reason condition is cured by the Company during the Cure Period, Good Reason shall be deemed not to have occurred.

2.3.                            Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Holder (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (iv) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Holder has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii), and (b) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Holder. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.1, have been paid.

2.4.                            Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3.                                      Transfer Restrictions and Investment Representations.

3.1.                            Nontransferability of Option. The Option may not be transferred by Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (i) during Holder’s lifetime the Option is exercisable only by Holder or Holder’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2.                            Investment Representation. Holder hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the ”Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Holder shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

4.                                      Additional Terms and Conditions.

4.1.                            Withholding Taxes. (a) As a condition precedent to the issuance of Common Stock following the exercise of the Option, Holder shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the ”Required Tax  Payments”) with respect to such exercise of the Option. If Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Holder.

(b)                                 Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the ”Tax Date”), equal to the Required Tax Payments; (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to Holder upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (iv) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom Holder has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding rate as permitted by the Committee and which does not result in adverse accounting consequences for the Company). Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by Holder. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

4.2.                            Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the

Option and the Exercise Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.3.                            Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.4.                            Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 4.1.

4.5.                            Option Confers No Rights as Stockholder. Holder shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Holder becomes a stockholder of record with respect to such issued shares. Holder shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.

4.6.                            Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by Holder, or any provision of this Agreement or the Plan, give or be deemed to give Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

4.7.                            Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

4.8.                            Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

4.9.                            Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aprea Therapeutics, Inc., Attn: Treasury Department, 535 Boylston Street, Boston MA 02116, and if to Holder, to the last known mailing address of Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

4.10.                     Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.11.                     Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

4.12.                     Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

4.13.                     Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.14.                     Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

4.15.                     Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument